As Filed with the Securities and Exchange Commission on September 12, 2000
                                                      Registration No. 333-38068

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO
                       REGISTRATION STATEMENT ON FORM S-4

                                      Under

                           THE SECURITIES ACT OF 1933
                         APPLIED DIGITAL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

              MISSOURI                                      43-1641533
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480
                                 (561) 366-4800

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Digital Angel.Net Inc. Stock Option Plan
              Digital Angel.Net Inc. Consultants Stock Option Plan
             Digital Angel.Net Inc. Amended and Restated Nonemployee
                           Director Stock Option Plan
                            (Full title of the Plans)

                               Garrett A. Sullivan
                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480
                                 (561) 366-4800

            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                        Copies of all correspondence to:

       David I. Beckett, Esq.                  Denis P. McCusker, Esq.
           General Counsel                          Bryan Cave LLP
   Applied Digital Solutions, Inc.             One Metropolitan Square
    400 Royal Palm Way, Suite 410           211 North Broadway, Suite 3600
      Palm Beach, Florida 33480             St. Louis, Missouri 63102-2750
           (561) 366-4800                           (314) 259-2000
         Fax: (561) 366-0002                     Fax: (314) 259-2020

This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (this "Registration Statement") covers 1,904,363 shares of Common
Stock, par value $0.001 per share, originally registered on Registration Statement No. 333-38068 on Form S-4 (the "S-4 Registration Statement") to which this is an amendment. The registration fees in respect to the securities registered hereby were paid at the time of the original filing of the S-4 Registration Statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions pursuant to the above-referenced plans.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated herein by reference:

               (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed on March 30, 2000), as amended on Form 10-K/A filed on June 23, 2000;

               (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (filed on August 14, 2000);

               (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed on May 15, 2000);

               (4) The Registrant's Current Report on Form 8-K dated June 30, 2000 (filed on July 14, 2000), as amended by the Registrant's Current Report on Form 8-K/A filed on September 11, 2000;

               (5) The Registrant's Current Report on Form 8-K dated April 25, 2000 (filed on May 1, 2000);

               (6) The Registrant's Current Report on Form 8-K dated April 12, 2000 (filed on April 13, 2000);

               (7) The Registrant's Current Report on Form 8-K/A filed on January 11, 2000;

               (8) The Registrant's Current Report on Form 8-K/A filed on August 12, 1999; and

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

               (9) The Registrant's Registration Statement on Form 8-A filed on May 5, 1995, registering its common stock under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     The Registrant's common stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

     The bylaws of the Registrant provide that the Registrant shall indemnify, to the full extent permitted under Missouri law, any director, officer, employee or agent of the Registrant who has served as a director, officer, employee or agent of the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits.

     Exhibit No.    Description
     -----------    -----------

          4.1 Digital Angel.Net Inc. Stock Option Plan, amended as of September 8, 2000.

          4.2       Digital  Angel.Net  Inc.  Consultants  Stock  Option   Plan,
                    amended as of September 8, 2000.

          4.3 Digital Angel.Net Inc. Amended and Restated Nonemployee Director Stock Option Plan, amended as of September 8, 2000.

          5.1       Opinion of Bryan Cave LLP relating to legality of the Common
                    Stock.

          23.1      Consent of PricewaterhouseCoopers LLP.

          23.2      Consent of Rubin, Brown, Gornstein & Co. LLP.

          23.3      Consent of Di Pesa & Company.

          23.4      Consent of Bryan Cave LLP (included in Exhibit 5.1).

          24.1      Power of Attorney (previously filed).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on September 11, 2000.

                                       APPLIED DIGITAL SOLUTIONS, INC.

                                       By:   /S/ DAVID A. LOPPERT
                                           -------------------------------------
                                             David A. Loppert, Vice President,
                                                   Chief Financial Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                          Title                                  Date
         ---------                          -----                                  ----
                                   Chairman of the Board of
                                    Directors, Chief Executive
   /S/ RICHARD J. SULLIVAN*         Officer and Secretary (Principal
-------------------------------     Executive Officer)                     September 11, 2000
      (Richard J. Sullivan)

   /S/ GARRETT J. SULLIVAN*
-------------------------------    President and Director (Principal
      (Garrett A. Sullivan)         Operating Officer)                     September 11, 2000

   /S/ DAVID A. LOPPERT            Vice President, Chief Financial
-------------------------------     Officer                                September 11, 2000
      (David A. Loppert)

   /S/ LORRAINE M. BREECE*         Chief Accounting Officer                September 11, 2000
-------------------------------
     (Lorraine M. Breece)

   /S/ RICHARD S. FRIEDLAND*        Director                               September 11, 2000
-------------------------------
    (Richard S. Friedland)

   /S/ ARTHUR F. NOTERMAN*          Director                               September 11, 2000
-------------------------------
     (Arthur F. Noterman)

    /S/ DANIEL E. PENNI*            Director                               September 11, 2000
-------------------------------
      (Daniel E. Penni)

    /S/ ANGELA M. SULLIVAN*         Director                               September 11, 2000
-------------------------------
     (Angela M. Sullivan)

    /S/ CONSTANCE K. WEAVER*        Director                               September 11, 2000
-------------------------------
     (Constance K. Weaver)



                                      * By:   /S/ DAVID A. LOPPERT
                                           -------------------------------------
                                                David A. Loppert
                                                Attorney-in-fact



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

                                  EXHIBIT INDEX

     Exhibit No.    Description
     -----------    -----------

          4.1 Digital Angel.Net Inc. Stock Option Plan, as amended as of September 8, 2000.

          4.2 Digital Angel.Net Inc. Consultants Stock Option Plan, as amended as of September 8, 2000.

          4.3 Digital Angel.Net Inc. Amended and Restated Nonemployee Director Stock Option Plan, as amended as of September 8, 2000.

          5.1       Opinion of Bryan Cave LLP relating to legality of the Common
                    Stock.

          23.1      Consent of PricewaterhouseCoopers LLP.

          23.2      Consent of Rubin, Brown, Gornstein & Co. LLP.

          23.3      Consent of Di Pesa & Company.

          23.4      Consent of Bryan Cave LLP (included in Exhibit 5.1).

          24.1      Power of Attorney (previously filed).



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